EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Form S-1/A (Amendment No. 7) of our report dated April 10, 2012 related to the financial statements of Drewrys Brewing Company for the period from October 11, 2010 (inception) through December 31, 2011 which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Lake & Associates, CPA’s LLC Lake & Associates, CPA’s LLC Schaumburg, Illinois July 31, 2012

 1905 Wright Boulevard
 Schaumburg, IL 60193
Phone: 847.524.0800
Fax: 847.524.1655